Exhibit 10.3


                                                                  EXECUTION COPY




                                  MAY   , 2000




                              INVESTMENT AGREEMENT



                                  BY AND AMONG


                              MTL ACQUISITION CORP.

                                M FINANCE LIMITED

                               TIMESMASTER LIMITED

                              LWG HOLDINGS LIMITED

                            GRIPTIGHT HOLDINGS, INC.

                                       AND

                       MONITORING ACQUISITION CORPORATION

1        DEFINITIONS AND INTERPRETATION....................................2

2        SHARE PURCHASE CLOSING............................................3

3        ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE......................5

4        SALE OF GRIPTIGHT SHARES AND RELATED MATTERS......................5

5        REPRESENTATIONS AND WARRANTIES OF THE INVESTOR....................7

6        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................8

7        INDEMNIFICATION...................................................8

8        FEES AND EXPENSES.................................................9

9        TAX RETURNS; SECTION 338 ELECTION.................................9

10       CONFIDENTIALITY...................................................9

11       MISCELLANEOUS.....................................................9

EXHIBIT A FORM OF PROMISSORY NOTE.........................................14

THIS INVESTMENT AGREEMENT (this "AGREEMENT") is entered into as of May   , 2000,
by and among the following parties:




(1) MTL ACQUISITION CORP., a Delaware corporation (the "COMPANY"), and a wholly-owned subsidiary of MSC Acquisition (Holdings) Corp., a Cayman Islands limited company ("HOLDINGS");

(1) M FINANCE LIMITED, an English limited company ("FINANCE CORP.") and a wholly-owned subsidiary of SecurityVillage.com Inc., a Delaware corporation ("SECURITYVILLAGE");

(1)      TIMESMASTER LIMITED, an English limited company ("TIMESMASTER");

(1) LWG HOLDINGS LIMITED, an English limited company ("LWG"), and a wholly-owned subsidiary of Timesmaster;

(1) GRIPTIGHT HOLDINGS, INC., a New Jersey corporation ("GRIPTIGHT"), and a wholly-owned subsidiary of LWG; and

(1) MONITORING ACQUISITION CORPORATION, a New Jersey corporation (the "INVESTOR"), and a wholly-owned subsidiary of KC Acquisition Corp., a New Jersey corporation ("KING").

WHEREAS:


(A) The Company has entered into that certain Share Purchase Agreement, dated as of the date hereof (the "SHARE PURCHASE AGREEMENT"), with Rimma Hurst (as Temporary Administrator of the United States estate of Eric Hurst (deceased)) ("HURST"), Stuart Lyons and Rimma Hurst (as Co-executors of the United Kingdom estate of Eric Hurst (deceased)), Linda Hurst, Heather Hurst, Edward Hurst, Robert Hurst, First Court Limited and Maygarden Limited (collectively, the "TIMESMASTER HOLDERS," and together with Hurst, the "MONITAL SELLERS"), pursuant to which the Company has agreed to purchase, upon the terms and subject to the conditions of the Share Purchase Agreement, (i) from Hurst, a 20% interest (the "DIRECT INTEREST") in Monital Signal Corporation, a New York corporation ("MONITAL"), and (ii) from the Timesmaster Holders, all of the issued and outstanding shares of capital stock ("TIMESMASTER SHARES") of Timesmaster, which is the beneficial owner of all of the issued share capital of LWG ("LWG SHARES");

(A) LWG is the beneficial and record owner of all of the issued and outstanding shares of capital stock of Griptight, and Griptight is the beneficial and record owner of 80% of the issued and outstanding shares of capital stock of Monital;

(A) The Company desires to assign to the Investor the Company's right to purchase the Direct Interest under the terms and subject to the conditions of the Share Purchase Agreement; and

(A) Griptight desires to sell and issue to the Investor, and the Investor desires to purchase from Griptight, 99 shares of common stock of Griptight, no par value per share (the "SHARES"), which will represent, following such issuance, 99% of the issued and outstanding shares of common stock of Griptight, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1        DEFINITIONS AND INTERPRETATION

1.1 As used in this Agreement, the terms "AGREEMENT," "COMPANY," "FINANCE CORP.," "GRIPTIGHT," "HOLDINGS," "INVESTOR," "KING," "LWG," "SECURITYVILLAGE" and "TIMESMASTER" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

1.2 All of the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

1.3 For purposes of this Agreement, unless the context requires otherwise, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2(d).

"COMPANY GROUP" shall mean the Company and the Company's Affiliates and their respective directors, officers, attorneys, accountants, agents and employees and their respective heirs, successors and assigns.

"COMPANY INDEMNITEES" shall have the meaning set forth in Section 7.2.

"COMPANY LOAN" shall have the meaning set forth in Section 2.1.

"CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated as of April 21, 2000, by and between King and SecurityVillage.

"CONSOLIDATED GROUP" shall have the meaning set forth in Section 9.

"DIRECT INTEREST" shall have the meaning set forth in the recitals of this Agreement.

"ESCROW ACCOUNT" shall have the meaning set forth in Section 2.2(e).

"ESCROW AGENT" shall have the meaning set forth in Section 2.2(c).

"GRIPTIGHT ASSIGNMENT" shall have the meaning set forth in Section 3.4.

"GRIPTIGHT CLOSING" shall have the meaning set forth in Section 4.3.

"HOLDINGS LOAN" shall have the meaning set forth in Section 2.2(b).

"HURST" shall have the meaning set forth in the recitals of this Agreement.

"INCENTIVE PAYMENTS" shall have the meaning set forth in Section 2.2(d).

"INDEMNIFIED LIABILITIES" shall have the meaning set forth in Section 7.1.

"INDEMNITEES" shall have the meaning set forth in Section 7.1.

"LETTER AGREEMENT" shall mean the Letter Agreement, dated as of the date hereof, by and among SecurityVillage, King, Security Associates International, Inc., TJS Partners, L.P., James S. Brannen, Thomas Few and Timothy McGinn.

"LWG ASSIGNMENT" shall have the meaning set forth in Section 3.3.

"LWG INTEREST" shall have the meaning set forth in Section 4.5(b).

"LWG SHARES" shall have the meaning set forth in the recitals of this Agreement.

"MONITAL" shall have the meaning set forth in the recitals of this Agreement.

"MONITAL SELLERS" shall have the meaning set forth in the recitals of this Agreement.

"NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement, dated as of the date hereof, by and between SecurityVillage and King.

"PLAN OF MERGER" shall mean the Plan of Merger, dated on or about May 11, 2000, by and among Griptight, Monital and the Investor.

"PROMISSORY NOTE" shall have the meaning set forth in Section 2.1.

"PUT OPTION AGREEMENT" shall mean that certain Put Option Agreement, dated as of the date hereof, by and between Finance Corp. and Holdings.

"SHARE PURCHASE AGREEMENT" shall have the meaning set forth in the recitals of this Agreement.

"SHARE PURCHASE CLOSING" shall mean the closing of the transactions contemplated by the Share Purchase Agreement.

"SHARES" shall have the meaning set forth in the recitals of this Agreement.

"TIMESMASTER ASSIGNMENT" shall have the meaning set forth in Section 3.2.

"TIMESMASTER HOLDERS" shall have the meaning set forth in the recitals of this Agreement.

"TIMESMASTER SHARES" shall have the meaning set forth in the recitals of this Agreement.

"TRANSACTION DOCUMENTS" shall mean this Agreement, the Share Purchase Agreement, the Promissory Note for the Company Loan, the Promissory Note for the Holdings Loan, the Letter Agreement, the Put Option Agreement and the Note Purchase Agreement.

1.4 Unless otherwise defined herein, terms defined in the Share Purchase Agreement and used herein shall have the meanings given to them in the Share Purchase Agreement.

2        SHARE PURCHASE CLOSING

2.1      GRANT OF LOAN   Upon the terms and subject to the conditions of this
Agreement, the Investor shall loan to the Company an aggregate principal amount of U.S.$8,880,804 (the "COMPANY LOAN"). The proceeds of the Company Loan shall be used by the Company to acquire the Timesmaster Shares upon the terms and subject to the conditions set forth in the Share Purchase Agreement. The Company Loan made by the Investor shall be evidenced by a promissory note, the form of which is attached hereto as Exhibit A (the "PROMISSORY NOTE"). The Promissory Note shall be dated as of the date of the Share Purchase Closing, and shall represent the obligation of the Company to pay the aggregate principal amount of the Company Loan to the Investor, with interest accrued thereon, as prescribed in the Promissory Note; provided that the Company shall have the right to assign all of its obligations under the Company Loan to any of the Company's Affiliates.

2.2      SHARE PURCHASE CLOSING   On the date of the Share Purchase Closing:

(A) the Company will deliver to the Investor the Promissory Note against the making by the Investor of the Company Loan in accordance with
         Section 2.1;

(B) Finance Corp. will loan to Holdings an aggregate principal amount of U.S.$170,000 upon the terms and subject to the conditions of the Put Option Agreement ("HOLDINGS LOAN");

(C) the Company (or its nominee) shall deliver to Weil, Gotshal & Manges, LLP (the "ESCROW AGENT"), acting on the Company's or such nominee's behalf, by wire transfer in immediately available funds an amount equal to U.S.$89,705 out of the proceeds of the Holdings Loan into the Escrow Account and shall instruct the Escrow Agent to pay U.S.$89,705 to the Monital Sellers upon the terms and subject to the conditions set forth in the Share Purchase Agreement;

(D) the Company shall sell, transfer and assign to the Investor to have and to hold forever, the right, title and interest of the Company Group in and to (i) the Company's right to purchase the Direct Interest and the Company's obligation to make the incentive payments, associated tax payments and the brokerage payments as specified in the Share Purchase Agreement (the "INCENTIVE PAYMENTS"), (ii) all of the representations, warranties, covenants and indemnities made by the Monital Sellers to the Company Group under the Share Purchase Agreement in connection with the Company's purchase of the Direct Interest and making of the Incentive Payments, and the Investor shall irrevocably assume all of the Company Group's obligations and liabilities in respect of the purchase of the Direct Interest and the making of the Incentive Payments upon the terms and subject to the conditions set forth in the Share Purchase Agreement and irrevocably undertakes (i) to carry out and perform and complete all of such obligations and liabilities relating to the purchase of the Direct Interest and the making of the Incentive Payments under the Share Purchase Agreement, including without limitation the

         Company Group's indemnities made to the Monital Sellers and their respective heirs, successors and assigns (other than indemnities arising out of, based upon, attributable to or resulting from the failure of any of the representations and warranties of the Company set forth in the Share Purchase Agreement to be true and correct as of the date of the Share Purchase Closing) (the "ASSUMED LIABILITIES"), with effect from the date of the Share Purchase Closing, and (ii) to be bound by the applicable provisions of the Share Purchase Agreement relating to the purchase of the Direct Interest and the making of the Incentive Payments as if the Investor had been a party to such applicable provisions of the Share Purchase Agreement in place of the Company; and

(E) the Investor shall deliver to the Escrow Agent by wire transfer in immediately available funds an aggregate amount equal to U.S.$10,750,295 into an escrow account (the "ESCROW ACCOUNT") established by the Escrow Agent at Morgan Guaranty Trust Company, 500 Stanton Christiana, Newark, Delaware 19173, ABA Number: 031100238, For Credit to: Weil, Gotshal & Manges, LLP Special Account, Account Number:
         158-37-474, Reference: 73353/0003 -- Doug Warner and shall instruct the Escrow Agent to pay U.S.$10,750,295 to the Monital Sellers upon the terms and subject to the conditions set forth in the Share Purchase Agreement.

2.3 AFFIRMATIVE COVENANT Following the date of the Share Purchase Closing, the Investor will negotiate in good faith with the senior executive officers of Monital to enter into employment agreements mutually acceptable to the parties thereto.

3        ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE

3.1 CONDITION PRECEDENT Within one Business Day following the Share Purchase Closing, Timesmaster and LWG shall file certificates of domestication and certificates of incorporation with the Secretary of State of the State of Delaware.

3.2 ASSIGNMENT OF LOAN TO TIMESMASTER Following the satisfaction of the condition referred to in Section 3.1, the Company shall sell, transfer and assign to Timesmaster, to have and to hold forever, all of the Company's right, title and interest in and to the Promissory Note free from any encumbrance, claims or restrictions whatsoever, and Timesmaster shall assume all of the Company's obligations in respect of the Promissory Note and without limiting the foregoing, agree to perform the Company's obligations pursuant to the terms and subject to the conditions thereunder (the "TIMESMASTER ASSIGNMENT").

3.3 ASSIGNMENT OF LOAN TO LWG Following the Timesmaster Assignment referred to in Section 3.2, Timesmaster shall sell, transfer and assign to LWG, to have and to hold forever, all of Timesmaster's right, title and interest in and to the Promissory Note free from any encumbrance, claims or restrictions whatsoever, and LWG shall assume all of Timesmaster's obligations in respect of the Promissory Note and without limiting the foregoing, agree to perform Timesmaster's obligations pursuant to the terms and subject to the conditions thereunder (the "LWG ASSIGNMENT").

3.4 ASSIGNMENT OF LOAN TO GRIPTIGHT Following the LWG Assignment, LWG shall sell, transfer and assign to the Griptight, to have and to hold forever, all of LWG's right, title and interest in and to the Promissory Note free from any encumbrance, claims or restrictions whatsoever, and Griptight shall assume all of LWG's obligations in respect of the Promissory Note and without limiting the foregoing, agree to perform LWG's obligations pursuant to the terms and subject to the conditions thereunder (the "GRIPTIGHT ASSIGNMENT").

4        SALE OF GRIPTIGHT SHARES AND RELATED MATTERS

4.1 THE SALE Following the Griptight Assignment and upon the terms and subject to the conditions of this Agreement, the Shares shall be delivered by Shapiro & Croland or its nominee to the Investor or its nominee, dated as of the date of the Griptight Closing, and such Shares will be validly issued, fully paid and non-assessable. Prior thereto, Griptight shall adopt resolutions of its Board of Directors approving the issuance of the Shares to the Investor effective upon the Griptight Assignment and execute and deliver the Shares to Shapiro & Croland or its nominee to hold such Shares in escrow pending the consummation of the Griptight Assignment.

4.2 PURCHASE PRICE In consideration of the aforesaid sale, assignment, transfer and delivery of the Shares at the Griptight Closing, the Investor shall cancel the full amount due and owing to the Investor under the Promissory Note and this Agreement and irrevocably release and discharge from any and all of the obligations and liabilities of the Company, Griptight and their respective Affiliates hereunder and thereunder in connection with the Company Loan.

4.3      GRIPTIGHT CLOSING

(A) The closing of the Timesmaster Assignment, the LWG Assignment, the Griptight Assignment and the purchase and sale of the Shares (collectively, the "GRIPTIGHT CLOSING") will take place at the offices of Shapiro & Croland, Continental Plaza II, 411 Hackensack, N.J. 07601, immediately following the satisfaction or waiver of all conditions set forth in Section 4.4 hereof, or at such other place or time or both as the parties may agree.

(B) At the Griptight Closing, the Investor shall cancel the Promissory Note and irrevocably release and discharge the Company, Griptight and their respective Affiliates from any and all of the obligations and liabilities under the Promissory Note and this Agreement in connection with the Company Loan against delivery by Shapiro & Croland to the Investor of a certificate or certificates for the Shares, registered in the name of the Investor or in such other name or names as the Investor may designate.

4.4 CONDITIONS PRECEDENT The obligation of the Investor to purchase, and the obligation of Griptight to issue and sell the Shares, at the Griptight Closing is subject to the satisfaction or waiver of the following conditions prior to or contemporaneously with the Griptight Closing:

(A) CERTIFICATES OF DOMESTICATION Timesmaster and LWG shall have filed certificates of domestication and certificates of incorporation with the Secretary of State of the State of Delaware.

(B) REPRESENTATIONS AND WARRANTIES The representations and warranties of the Investor shall be true and correct in all material respects at and as of the date of the Griptight Closing as though such representations and warranties were made at and as of such date (except for such representations and warranties which are by their terms made as of an earlier date, which shall speak only as of such date).

(C) PERFORMANCE The parties hereto shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with it or any of their Affiliates on or prior to the Griptight Closing.

(D) NO INJUNCTION OR PROCEEDING No Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and be pending) against either party or any of their respective Affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

(E) TRANSACTION DOCUMENTS The Investor and the Company shall have received the Transaction Documents executed and delivered by the respective parties thereto, and all of the conditions set forth in Sections 2 and 3 shall have been satisfied.

(F) APPROVALS The Boards of Directors of the Investor, the Company, Timesmaster, LWG and Griptight shall have approved the transactions contemplated hereby.

(G) CONSENTS All consents, approvals, authorizations, licenses, registrations, qualifications, decrees or orders of, or filings with, any Governmental Entity as is necessary or required for the execution, delivery and performance by the parties to the Transaction Documents or the consummation of the transactions contemplated thereby shall have been obtained and such evidence as the Company may reasonably request shall have been delivered to the Company.

(H) MISCELLANEOUS Such ancillary certificates and documents required for closing the transactions contemplated hereby as the Company may reasonably request shall have been delivered to the Company.

4.5      COVENANTS   Following the Griptight Closing,

(A) with the prior consent of LWG which is hereby acknowledged, Griptight and Monital shall merge with and into the Investor, whereupon the separate existence of the Griptight and Monital shall cease, and the Investor shall be the surviving corporation following such merger upon the terms and subject to the conditions of the Plan of Merger; and

(B) except as set forth in Section 4.5(a), the Investor, Griptight or their successors shall not, without the prior written consent of LWG or the Company, take any action whatsoever that may cause LWG not to own the 1% interest LWG will have held in Griptight (or LWG's equivalent interest in Griptight's successor) (the "LWG INTEREST"), including without limitation, (i) the liquidation, redemption, purchase, acquisition or other disposition of the LWG Interest or any part of it by any Person, (ii) the conversion or exchange of the LWG Interest into any shares of capital stock of, or other equity interests in, any Person or (iii) the recapitalization or reorganization, split, combination or reclassification of the LWG Interest.

5        REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Investor has all requisite corporate power and authority to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

5.2 AUTHORIZATIONS; BINDING OBLIGATIONS All corporate action on the part of the Investor, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of the Investor hereunder has been taken. This Agreement is the valid and binding obligation of the Investor enforceable in accordance with its terms.

5.3 NO CONFLICTS The execution, delivery and performance of, and compliance with, this Agreement will not, with or without the passage of time or giving of notice, result in any violation of, or be in conflict with or constitute a default under, any term of the Investor's Certificate of Incorporation or By-Laws (or other comparable governing documents), or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its property or assets are bound, or of any judgment, decree, order or writ against or binding upon it or upon its securities, properties or business, or result in the creation of any Lien upon the properties or assets of the Investor or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Investor or its business or operations or any of its assets or properties, or give rise to any right of termination, cancellation or acceleration of any obligation to repay, including, without limitation, under any provision relating to changes of control, under any of the terms, conditions or provisions of any mortgage, indenture, contract, agreement, instrument or contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as has been duly and validly obtained or filed. The Investor is not in default in any material respect under any such of such franchises, permits, licenses or other similar authority.

6        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

6.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

6.2 AUTHORIZATIONS; BINDING OBLIGATIONS All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of the Company hereunder has been taken. This Agreement is the valid and binding obligation of the Company enforceable in accordance with its terms.

6.3 NO CONFLICTS The execution, delivery and performance of, and compliance with, this Agreement will not, with or without the passage of time or giving of notice, result in any violation of, or be in conflict with or constitute a default under, any term of the Company's Certificate of Incorporation or By-Laws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its property or assets are bound, or of any judgment, decree, order or writ against or binding upon it or upon its securities, properties or business, or result in the creation of any Lien upon the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or its business or operations or any of its assets or properties, or give rise to any right of termination, cancellation or acceleration of any obligation to repay, including, without limitation, under any provision relating to changes of control, under any of the terms, conditions or provisions of any mortgage, indenture, contract, agreement, instrument or contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as has been duly and validly obtained or filed. The Company is not in default in any material respect under any such of such franchises, permits, licenses or other similar authority.

7        INDEMNIFICATION

7.1 INDEMNIFICATION BY INVESTOR The Investor hereby agrees to defend, indemnify, exonerate and hold harmless, the Company and any of its officers, directors, stockholders, Affiliates, trustees, employees and agents and each other Person, if any, controlling the Company or any of the Company's Affiliates (collectively the "INDEMNITEES") at all times from and against any and all liabilities, losses, actions, causes of action, suits, proceedings, costs, claims, demands, damages and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements incurred by the investigation and defense of claims and actions (collectively, the "INDEMNIFIED LIABILITIES"), brought or made against or incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Assumed Liabilities after the date hereof. The indemnification provided by the Investor under this
Section 7.1 shall be in addition to any other rights and remedies available to the Indemnitees available at law or in equity.

7.2 INDEMNIFICATION BY COMPANY Solely for a period commencing on the date hereof until the Griptight Closing, the Company hereby agrees to defend, indemnify, exonerate and hold harmless, the Investor and any of its officers, directors, stockholders, Affiliates, trustees, employees and agents and each other Person, if any, controlling the Investor or any of the Investor's Affiliates (collectively, the "COMPANY INDEMNITEES") from and against any and all failure by the Company to perform its obligations in connection with the Company Loan, the Promissory Note and under Section 3 of this Agreement.

8        FEES AND EXPENSES

Whether or not the transactions contemplated by this Agreement are consummated, all legal, accounting and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

9        TAX RETURNS; SECTION 338 ELECTION

9.1      TAX RETURNS  Following the satisfaction of the condition referred to in
Section 3.1, the Company will prepare and file the U.S. federal, state and local income tax returns required to be filed, if not otherwise filed, for the Company, Timesmaster, LWG, Griptight and Monital (the "CONSOLIDATED GROUP") for any taxable period commencing prior to the date of the Share Purchase Closing and for any taxable period commencing on the day following the date of the Share Purchase Closing until the date of the Griptight Closing. The Investor will prepare and file the U.S. federal, state and local income tax returns required to be filed for Griptight and Monital for any taxable period following the date of the Griptight Closing. The Investor will cooperate with the Company in providing access to (i) Griptight's and Monital's books and records as reasonably necessary to enable the Company to file the tax returns required to be filed on or prior to the date of the Griptight Closing and (ii) the Investor's, Griptight's and Monital's books and records as reasonably necessary in assisting the Company in any U.S. Internal Revenue Service audit or other proceeding concerning the tax liability of the Consolidated Group.

9.2 SECTION 338 ELECTION Within nine months after the date of the Share Purchase Closing, the Company shall make a Section 338 election on IRS Form 8023 under the Code (a "SECTION 338 ELECTION") with respect to Timesmaster's assets, and Timesmaster shall make a Section 338 Election with respect to LWG's assets upon the terms and subject to the conditions of the Share Purchase Agreement. LWG will not make a Section 338 Election with respect to Griptight's assets, and Griptight will not make a Section 338 Election with respect to Monital's assets.

10       CONFIDENTIALITY

The parties acknowledge that the Confidentiality Agreement shall continue in full force and effect in accordance with its terms and the parties adopt same, make it a part hereof by reference and agree to be bound by all of its terms. In addition, the parties agree that the terms and conditions of the transactions contemplated hereby and information exchanged in connection with the execution hereof shall be subject to the same standard of confidentiality as is set forth in the Confidentiality Agreement.

11       MISCELLANEOUS

11.1 ILLEGALITY OF AGREEMENT No party shall be responsible for its full or partial failure to perform its obligations under this Agreement in the event such failure to fully perform its obligations hereunder is caused by this Agreement or the transactions contemplated hereby being rendered illegal by circumstances beyond the control of such party which have arisen after the execution of this Agreement. Any party that relies on such illegality as justification for the full or partial failure to perform its obligations under this Agreement shall immediately inform the other parties thereof in writing.

11.2     ARBITRATION AND DISPUTE RESOLUTION

(A) Any and all disputes or controversies arising under, out of, in connection with or in relation to this Agreement shall be determined and settled by binding arbitration, held in New York, New York, in accordance with this Section 11.2 and in accordance with the Arbitration Rules of the American Arbitration Association. Upon the occurrence of a dispute or controversy, a party may submit the dispute or controversy for such arbitration pursuant to this Section 11.2 by delivery of written notice to the other party demanding an arbitration and specifying the controversy or dispute to be arbitrated. Within ten
         (10) Business Days of the delivery of such notice, the parties shall agree upon a single arbitrator. If the parties are unable to select a single arbitrator within such ten (10) day period, each party shall within five (5) Business Days thereafter select an arbitrator and the arbitrators so chosen shall select the single arbitrator. If any party fails to select an arbitrator, the arbitrator chosen by the other party shall act as the sole arbitrator. The arbitration shall be held in accordance with the rules of the American Arbitration Association and judgment upon any award rendered by the single arbitrator shall be valid, binding, final and non-appealable. No arbitrator shall have authority to disregard or modify any provisions of this Agreement. The arbitrator(s) shall have authority to award counsel fees and costs to the prevailing party. The reference to the rules and procedures of the American Arbitration Association shall not require arbitration by that entity unless otherwise agreed by the parties.

(B) For the purpose of enforcement of any arbitral award hereunder, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defence of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(C) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section
         11.3 hereof.

11.3 NOTICES All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly received, given or delivered (i) when received by such party if delivered personally, (ii) upon confirmation when delivered by facsimile transmission,
(iii) within three (3) days after being mailed by registered or certified mail (return receipt requested), postage pre-paid, or (iv) within one day after being sent by recognized overnight delivery service, and in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(A)      if to the Investor or Griptight, to:

         Monitoring Acquisition Corporation
         P.O. Box 1943
         South Hackensack, New Jersey 07606-0543
         Fax:     732-225-5326
         Attention:        Thomas Few

         with copies to:

         Shapiro & Croland
         Counsellors at Law
         Continental Plaza II
         Hackensack, New Jersey 07601
         Fax: 201-488-9481
         Attention:        Bruce J. Ackerman, Esq.

(B)      if to the Company, Timesmaster, LWG or Finance Corp. to:

         c/o Weil, Gotshal & Manges
         One South Place
         London, EC2M 2WG
         England
         Fax:     +44 (0) 207 903 0990
         Attention:  Douglas Warner, Esq.

11.4 AMENDMENT AND MODIFICATION This Agreement may be amended, modified or supplemented at any time by the parties hereto. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

11.5 WAIVER Any waiver by any party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

11.6 SEVERABILITY If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law of competent jurisdiction, the parties intend that such provision shall be deemed not to form part of this Agreement and the remaining provisions shall be severable and enforceable in accordance with their terms.

11.7 GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

11.8 ENTIRE AGREEMENT; ASSIGNMENT This Agreement (a) and certain provisions of the Share Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned or transferred by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

11.9 CAPTIONS The captions herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless otherwise indicated section cross-references in this Agreement are references to the sections of this Agreement.

11.10 COUNTERPARTS This Agreement may be executed in any number of counterparts (any or all of which may be executed by facsimile), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                             MTL ACQUISITION CORP.

                                             By:
                                                ----------------------------
                                             Name:
                                             Title:


                                             M FINANCE LIMITED
                                             By:
                                                ----------------------------
                                             Name:
                                             Title:


                                             TIMESMASTER LIMITED

                                             By:
                                                ----------------------------
                                             Name:
                                             Title:


                                             LWG HOLDINGS LIMITED

                                             By:
                                                ----------------------------
                                             Name:
                                             Title:


                                             GRIPTIGHT HOLDINGS, INC.

                                             By:
                                                ----------------------------
                                             Name:
                                             Title:


                                             MONITORING ACQUISITION CORPORATION

                                             By:
                                                ----------------------------
                                             Name:
                                             Title: